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                                                                   EXHIBIT 10.13


                     FIRST AMENDMENT TO EMPLOYMENT CONTRACT


         THIS FIRST AMENDMENT TO EMPLOYMENT CONTRACT is made and entered into this _____ day of April, 2000, by and between M.G.A., INC., A DELAWARE CORPORATION (the "Company"), and J. T. MALUGEN (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company and Employee entered into that certain Employment Contract, dated June 9, 1994 (the "Agreement"), providing for the employment of Employee as Chief Executive Officer of the Company; and

         WHEREAS, the Board of Directors of the Company has approved an amendment to the Agreement to increase the base annual salary payable to Employee under the Agreement;

         NOW, THEREFORE, for good and valuable consideration, the parties hereby agree to amend the Agreement as follows:

         1. Paragraph 4.1 of ARTICLE IV of the Agreement is hereby removed and deleted in its entirety, and a new Paragraph 4.1 of ARTICLE IV is hereby added in its place and stead as follows:

                  "4.1 For the services to be rendered by Employee in his capacity hereunder, or any other duty assigned to him by the Board of Directors of the Company, the Company agrees to pay Employee a base annual salary of Four Hundred Thousand and No/100 Dollars ($400,000.00) per year, subject to such increases as the Board of Directors (or the Compensation Committee of the Board of Directors) in its sole discretion deems appropriate in accordance with the Company's customary procedures regarding the salaries of its executive officers. Said base annual salary shall be payable in successive biweekly payments due on the normal payroll payment days of each month in equal amounts."

         2. This amendment shall be effective as of April 3, 2000.

         3. In all other respects, the Agreement is hereby ratified and affirmed.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Contract on the day and year first above written.


ATTEST:                                              M.G.A., INC.


/s/ LEAH C. BROOK                                    BY:  /s/ S. PAGE TODD
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Assistant Secretary                                       Senior Vice President
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/s/ MARTHA F. COMPTON                                     /s/ J. T. MALUGEN
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WITNESS                                              J. T. MALUGEN